EXHIBIT 99.1

MTBC Reports Second Quarter 2014 Results

Company Provides 2014 Guidance

Q2 2014 Financial Results

  13% Revenue Growth over Second Quarter of 2013
  GAAP Net Loss of $0.3 million, or ($0.06) per Share
  Non-GAAP Adjusted Net Income of ($0.1 million), or ($0.01) per Diluted Share

SOMERSET, N.J., Aug. 27, 2014 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the second quarter of fiscal year 2014. These results cover periods that ended prior to the completion of MTBC's initial public offering and concurrent acquisition of three revenue cycle management companies, and as such are not indicative of results that will be reported in future fiscal periods.

  Total revenue for the three months ended June 30, 2014 was $2.6 million, compared to $2.3 million in the same period last year, an increase of 13%.
  Total revenue for the six months ended June 30, 2014 was $5.2 million, compared to $4.5 million in the same period last year, an increase of 14%.

"2014 has been a very exciting year so far for MTBC, having completed our initial public offering on July 28, 2014 and concurrently consummated three significant acquisitions. We are pleased with our second quarter results, though they do not reflect our current position. As a result of the acquisitions that closed following the end of the quarter, our revenue base has nearly tripled," said Mahmud Haq, MTBC's chairman and chief executive officer. "We believe we have a lot of great opportunities ahead of us and look forward to demonstrating the true power of our business model in the months and years to come."

  For the three months ended June 30, 2014, Adjusted EBITDA was $18,000 , or 0.7% of revenue, compared to Adjusted EBITDA of $167,000, or 7.3% of revenue, in the same period last year.
  For the three months ended June 30, 2014, GAAP Net Loss was $0.3 million, or ($0.06) per share, compared to GAAP Net Loss of $0.1 million, or ($0.02) per share, in the same period last year.
  For the three months ended June 30, 2014, non-GAAP Adjusted Net Income was ($0.1 million), or ($0.01) per diluted share, compared to non-GAAP Adjusted Net Income of $0.1 million, or $0.01 per diluted share, in the same period last year.

"The second quarter of 2014 was a great starting point for MTBC's life as a public company," said Bill Korn, MTBC's chief financial officer. "Starting at a breakeven Adjusted EBITDA, at our pre-IPO scale, we believe there is meaningful operating leverage in our business model, and that with the completion of the three acquisitions in July, we are well-positioned to work towards our long-term target of 30% EBITDA margins."

On July 28, 2014, concurrent with the closing of its IPO, MTBC acquired assets of three independent revenue cycle management companies, Omni Medical Billing Services, LLC, Practicare Medical Management, Inc. and the subsidiaries of CastleRock Solutions, Inc.

  Total revenue for Omni for the three months ended June 30, 2014 was $2.9 million, compared to $2.9 million in the same period last year, essentially flat.
  Total revenue for Practicare for the three months ended June 30, 2014 was $1.1 million, compared to $1.2 million in the same period last year, a decrease of 12%.
  Total revenue for CastleRock for the three months ended June 30, 2014 was $1.2 million, compared to $1.0 million in the same period last year, an increase of 17%.

"With the closing of our recent acquisitions, we're very pleased to have significantly expanded our customer base and strategically extended our reach into new states, specialties and healthcare provider networks," said Stephen Snyder, MTBC's president. "While it's still very early in the process, our team has 'hit the ground running' and is making great progress toward helping us achieve our integration objectives."

Our fiscal year 2014 guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2014
Forward Looking Guidance
Revenue	$18.0 - $18.5 million
Adjusted EBITDA	($1.0 - $1.5 million)
Adjusted Net Income per Share	($0.15) - ($0.20)

Fiscal 2014 results will include financial results for the three acquired businesses from the date of their acquisition. The results for the three months ended September 30, 2014 will include revenue and expenses attributable to the acquired businesses from July 28, 2014 through September 30, 2014. We expect that revenue for the three months ending September 30, 2014 will be in the range of $5.6 - $5.8 million and that revenue for the three months ending December 31, 2014, which will be our first full quarter reflecting the three acquisitions, will be in the range of  $7.4 -$7.6 million.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Wednesday, August 27, 2014 to discuss the second quarter results and other matters. The conference call will be accessible by dialing 866-652-5200 and referencing "MTBC Second Quarter Earnings Call". An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through November 1, 2014. The replay can be accessed by dialing 877-344-7529 and providing access code 10051197.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to: our ability to manage our growth; our ability to retain customers of the businesses we acquire, rationalize costs, retain key employees of the businesses we acquire, and to migrate acquired customers to our solutions and services; our ability to compete with other companies that are developing and selling services that are competitive with our products and services and who may have greater resources and name recognition than we do; our ability to maintain our operations in Pakistan and continue to offer competitively priced products and services; market acceptance of our products and services; changes in the healthcare industry and the changing regulatory environment we operate in; our ability to attract and retain personnel, including the services of Mahmud Haq; Our ability to protect or enforce our intellectual property rights; our ability to maintain and protect the privacy of our customers' and their patients' data. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this press release.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$ 32,521	$ 497,944
Accounts receivable - net of allowance for doubtful accounts of $88,190 and $58,183 at June 30, 2014 and December 31, 2013, respectively	789,164	1,009,416
Current assets - related party	25,362	23,840
Other current assets	258,068	214,678
Deferred income taxes	362,335	41,829
Total current assets	1,467,450	1,787,707

PROPERTY AND EQUIPMENT - Net	519,284	505,344
INTANGIBLE ASSETS - Net	1,107,037	1,534,780
GOODWILL	344,000	344,000
OTHER ASSETS	2,107,744	1,600,783
TOTAL ASSETS	$ 5,545,515	$ 5,772,614
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 363,282	$ 200,469
Accrued expenses	709,376	684,896
Accrued IPO costs	775,618	430,125
Deferred rent	1,732	11,667
Deferred revenue	42,629	56,686
Accrued liability to related party	148,883	93,596
Borrowings under line of credit	1,215,000	1,015,000
Notes payable - other (current portion)	669,754	916,104
Total current liabilities	3,926,274	3,408,543
NOTES PAYABLE
Notes payable - related party	735,680	735,680
Notes payable - other	109,094	425,587
Notes payable - convertible note	495,963	472,429
	1,340,737	1,633,696
OTHER LONG-TERM LIABILITIES	40,063	38,142
DEFERRED RENT	567,604	519,000
DEFERRED REVENUE	46,230	54,736
Total liabilities	5,920,908	5,654,117
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' (DEFICIT) EQUITY:
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 5,101,770 shares	5,102	5,102
Additional paid-in capital	313,782	251,628
(Accumulated deficit) retained earnings	(623,952)	49,121
Accumulated other comprehensive loss	(70,325)	(187,354)
Total shareholders' (deficit) equity	(375,393)	118,497
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$ 5,545,515	$ 5,772,614

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
NET REVENUE	$ 2,612,202	$ 2,304,913	$ 5,185,679	$ 4,542,233
OPERATING EXPENSES:
Direct operating costs	1,111,691	916,674	2,264,326	1,844,019
Selling and marketing	44,837	49,015	114,858	119,582
General and administrative	1,447,083	1,216,515	2,733,359	2,174,815
Research and development	126,113	98,972	242,541	196,344
Depreciation and amortization	271,078	181,726	541,121	364,207
Total operating expenses	3,000,802	2,462,902	5,896,205	4,698,967
Operating loss	(388,600)	(157,989)	(710,526)	(156,734)
OTHER:
Interest income	4,116	5,685	7,105	13,721
Interest expense	(51,448)	(31,016)	(104,161)	(60,864)
Other income (expense) - net	17,731	58,546	(182,154)	95,746
(LOSS) INCOME BEFORE BENEFIT FOR INCOME TAXES	(418,201)	(124,774)	(989,736)	(108,131)
INCOME TAX BENEFIT	(128,800)	(37,312)	(316,663)	(32,527)
NET LOSS	$ (289,401)	$ (87,462)	$ (673,073)	$ (75,604)
NET LOSS PER SHARE
Basic and diluted loss per share	$ (0.06)	$ (0.02)	$ (0.13)	$ (0.01)
Weighted-average basic and diluted shares outstanding	5,101,770	5,101,770	5,101,770	5,101,770

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	2014	2013
OPERATING ACTIVITIES:
Net loss	$ (673,073)	$ (75,604)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	541,121	364,207
Deferred rent	4,277	14,613
Deferred revenue	(22,563)	(10,508)
Deferred income taxes	(320,507)	(55,806)
Provision for (recovery of) doubtful accounts	34,810	(26,432)
Foreign exchange loss (gain)	221,554	(87,811)
Gain from reduction in referral fee	(105,523)	--
Interest accretion on convertible promissory note	23,534	--
Stock-based compensation expense	62,154	--
Other	1,921	--
Changes in operating assets and liabilities:
Accounts receivable	185,442	132,419
Other assets	(60,233)	57,449
Accounts payable and other liabilities	208,949	(23,909)
Net cash provided by operating activities	101,863	288,618
INVESTING ACTIVITIES:
Capital expenditures	(102,325)	(116,142)
Advances to majority shareholder	(2,522)	(205,000)
Repayment of advances to majority shareholder	1,000	200,000
Acquisitions	--	(275,000)
Net cash used in investing activities	(103,847)	(396,142)
FINANCING ACTIVITIES:
Proceeds from note payable to majority shareholder	165,000	1,000,000
Repayments of note payable to majority shareholder	(115,000)	--
Repayments of notes payable - other	(600,246)	(476,377)
Proceeds from line of credit	1,485,000	1,647,984
Repayments of line of credit	(1,285,000)	(1,544,297)
IPO-related costs	(96,542)	(240,000)
Net cash (used in) provided by financing activities	(446,788)	387,310
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(16,651)	(64,510)
NET (DECREASE) INCREASE IN CASH	(465,423)	215,276
CASH - Beginning of the period	497,944	268,323
CASH - End of period	$ 32,521	$ 483,599
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisitions through assumption of promissory notes	$ --	$ 1,225,000
Finance lease	$ --	$ 6,703
Purchase of prepaid insurance through assumption of note	$ 36,640	$ --
Accrued IPO-related costs	$ 457,298	$ --
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$ 5,230	$ 57,000
Interest	$ 108,094	$ 60,864

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES

(Unaudited)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total Revenue	$ 2,612,202	$ 2,304,913	$ 5,185,679	$ 4,542,233

GAAP net loss	$ (289,401)	$ (87,462)	$ (673,073)	$ (75,604)

Benefit for income taxes	(128,800)	(37,312)	(316,663)	(32,527)
Net interest expense	47,332	25,331	97,056	47,143
Other expense (income) - net	(17,731)	(58,546)	182,154	(95,746)
Stock-based compensation expense	62,154	--	62,154	--
Depreciation and amortization	271,078	181,726	541,121	364,207
Nonrecurring transaction costs	73,394	143,734	138,988	143,734
Adjusted EBITDA	$ 18,026	$ 167,471	$ 31,737	$ 351,207

Adjusted EBITDA Margin	0.7%	7.3%	0.6%	7.7%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Diluted Share."

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net loss	$ (289,401)	$ (87,462)	$ (673,073)	$ (75,604)

Other expense (income) - net	(17,731)	(58,546)	182,154	(95,746)
Stock-based compensation expense	62,154	--	62,154	--
Amortization of purchased intangible assets	214,309	119,547	430,898	239,093
Nonrecurring transaction costs	73,394	143,734	138,988	143,734
Tax effect	(107,542)	(55,933)	(265,916)	(78,431)
Non-GAAP Adjusted Net Income	$ (64,817)	$ 61,340	$ (124,795)	$ 133,046

Weighted average shares - diluted	5,101,770	5,101,770	5,101,770	5,101,770

Non-GAAP Adjusted Net Income per Diluted Share	$ (0.01)	$ 0.01	$ (0.02)	$ 0.03

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net loss per diluted share	$ (0.06)	$ (0.02)	$ (0.13)	$ (0.01)

Other expense (income) - net	(0.00)	(0.01)	0.04	(0.02)
Stock-based compensation expense	0.01	--	0.01	--
Amortization of purchased intangible assets	0.04	0.02	0.08	0.05
Nonrecurring transaction costs	0.01	0.03	0.03	0.03
Tax effect	(0.01)	(0.01)	(0.05)	(0.02)
Non-GAAP Adjusted Net Income per Diluted Share	$ (0.01)	$ 0.01	$ (0.02)	$ 0.03

Weighted average shares - diluted	5,101,770	5,101,770	5,101,770	5,101,770

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines " Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation, amortization, and nonrecurring transaction costs, and " Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, nonrecurring transaction costs, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Diluted Share" as non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense (income) — other expense (income) is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense — stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Nonrecurring transaction costs — transaction costs are up front costs related to acquisitions and related transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:

         Bob East / Asher Dewhurst
         Westwicke Partners
         MTBC@Westwicke.com
         443-213-0500